Exhibit 99.1

EXACT Sciences Announces Results of Research Study Showing
Significant Improvement in Colorectal Cancer Screening Technology

New DNA Marker Formulation Demonstrates Sensitivity Above 80%

MARLBOROUGH, Mass — (January 10, 2006) —  EXACT Sciences Corporation (NASDAQ: EXAS) today announced that improvements to its technology demonstrated sensitivity in excess of 80% for detecting colorectal cancer in a recent research study.  The blinded study was designed to test the efficacy of technological advances to enhance colorectal cancer detection in stool.  The study results have been submitted for presentation at the upcoming annual meeting of gastroenterologists, Digestive Disease Week, which will be held in May.  The results are also being submitted for publication.

“I believe these research results validate the importance and promise of stool-based cancer detection and, over time, will lead to both improved colorectal cancer detection rates and reduced assay costs,” commented Don Hardison, EXACT Sciences’ President and Chief Executive Officer.  “We are very excited about the research progress we have seen at EXACT Sciences and about the opportunities that such advances potentially offer for non-invasive colon cancer screening going forward,” said Mr. Hardison.

“Over the last several years we have demonstrated significant improvements in our colorectal cancer screening technologies including discoveries in DNA stability and optimization of DNA yield resulting in sensitivity and specificity in the eighties with substantially reduced marker panel complexity,” commented Anthony P. Shuber, EXACT Sciences’ Executive Vice President and Chief Technology Officer.  “We are very pleased that these technical improvements have yielded such promising results.”

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer.  Certain of its technologies are currently being offered in a commercial testing service, “PreGen-Plus(TM),” developed by Laboratory Corporation of America Holdings (LabCorp).  PreGen-Plus is used for screening for colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, the performance and market acceptance of its technologies, the likelihood of publication and acceptance of its scientific data, and the research and development strategies of Laboratory Corporation of America Holdings (Labcorp). These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, the clinical performance and market acceptance of its technologies; the reproducibility of its research results in subsequent studies and in clinical practice; the success of its strategic relationship with LabCorp; EXACT Sciences’ and LabCorp’s ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ technologies; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of the PreGen-Plus test; the ability of EXACT Sciences or LabCorp to lower costs through automating and simplifying key operational processes; the inclusion of PreGen-Plus in cancer screening guidelines; sufficient investment in the sales and marketing of PreGen-Plus;  the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; the ability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer; and the ability to raise additional capital on acceptable terms.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC.